UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: August 14, 2002

CONCERO INC.
(Exact name of registrant as specified in its charter)

Delaware                                    000-22327                                           74-2796054
       (State of Incorporation)                 (Commission File Number)                  (IRS Employer Identification Number)

6300 Bridgepoint Parkway, Building 1, Suite 100, Austin Texas 78730
(Address of principal executive offices)

(512) 343-6666
(Registrant's telephone number)

ITEM 5.     OTHER EVENTS

On August 14, 2002, Concero Inc. issued a press release announcing that its board of directors has determined to cease Concero's operations and liquidate the corporation, subject to stockholder approval. Concero has also released all but a small number of employees who will help manage the liquidation. Timothy D. Webb will continue in his capacity of Chief Executive Officer until September 6, 2002. Kevin B. Kurtzman, a Concero director, will serve as Chief Executive Officer upon Mr. Webb's departure. A copy of the press release is filed as Exhibit 99.1 to this report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits
     99.1 Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONCERO INC.

Dated: August 14, 2002

By: /s/ KEITH D. THATCHER
Keith D. Thatcher
Senior Vice President of Finance,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number          Description
99.1               Press Release

EXHIBIT 99.1

CONTACT:
Tim Webb
512-342-3202
Keith Thatcher
512.342.3231
investorinfo@concero.com

CONCERO TO CEASE OPERATIONS

Expects Cash Distribution to Stockholders

          AUSTIN, TX, August 14, 2002 . . . Concero Inc. today announced that its board of directors has decided to cease Concero's operations and liquidate the corporation, subject to required stockholder approval. Following an orderly disposition of Concero's assets and liabilities, the board of directors expects to declare a cash distribution to stockholders. Concero has released all but a small number of employees who will help manage the liquidation.

          Timothy D. Webb will assist Concero with the sale of its Marquee software product and continue in his capacity as Chief Executive Officer until September 6, 2002, at which time he will leave Concero to pursue other endeavors. Kevin B. Kurtzman, a Concero director, will serve as Chief Executive Officer upon Mr. Webb's departure.

Forward-Looking Statements Disclosure

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve risks and uncertainties, including Concero's cessation of operations and anticipated liquidation and distribution to stockholders. Forward-looking statements are based on current information and assumptions that by their nature are dynamic and subject to change. Forward-looking statements regarding Concero's anticipated liquidation and distribution to stockholders are contingent upon, among other things, (i) approval by Concero's stockholders and (ii) capital in excess of outstanding obligations.
For further discussion of these and other factors, please refer to our recent filings with the SEC, particularly the Form 10-K filed March 29, 2002 and the Form 10-Q filed August 14, 2002.